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Exhibit 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-Q into NIPSCO Industries, Inc.'s previously filed Form S-8 Registration Statement, No. 33-30619; and Form S-8 Registration Statement, No. 33-30621.


                                     Arthur Andersen & Co.


Chicago, Illinois
May 11, 1994